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    CUSIP NO. 759903107           SCHEDULE 13D
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                                     EXHIBIT 1

                   DIRECTORS AND EXECUTIVE OFFICERS OF BEST IC LABS

          Isam Qubain                      President and Chairman of the Board
          Marguerite Qubain                Secretary and Director